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                                                                EXHIBIT 10.5(b)


                                    AMENDMENT
                                       TO
                             ABINGTON BANCORP, INC.
               1986 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN,
               AS AMENDED AND RESTATED EFFECTIVE JANUARY 31, 1997



         ABINGTON BANCORP, INC., a Massachusetts corporation (the
"Corporation"), hereby adopts the following Amendments to the Abington Bancorp, Inc. 1986 Incentive and Nonqualified Stock Option Plan, as amended and restated effective January 31, 1997, effective as of December 18, 2003:

                  1. Subparagraphs (ii) and (iii) of Section 6.2 are deleted in their entirety and replaced with the following:

                           (ii) with the consent of the Option Committee, by
                  delivering "mature" shares (as defined in the Financial Accounting Standards Board's Emerging Issues Task Force Issue 84-18 ("Issue 84-18")) of Common Stock of the Company having a fair market value (as defined for purposes of Section 5.3 hereof) equal to the Total Option Price; (iii) with the consent of the Option Committee, by reducing the number of shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option by a number of shares having a fair market value (as defined for purposes of Section 5.3 hereof) equal to the Total Option Price (it being understood that this alternative will be available only if the Optionee holds sufficient "mature" shares as defined in Issue 84-18; (iv) with the consent of the Option Committee, by delivering such other consideration that is acceptable to the Option Committee and that has a fair market value, as determined by the Option Committee, equal to the Total Option Price, including any broker-directed cashless exercise/resale procedure adopted by the Option Committee; or (v) with the consent of the Option Committee, any combination of the foregoing.

                  2. A new Section 14 is added, which reads in its entirety as follows:

                  SECTION 14. PAYMENT IN SHARES.

                           14.1 Rights of Company. The Company may require an
                  employee exercising a Nonqualified Option, or disposing of shares of Common Stock acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (as defined


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                  in Section 421(b) of the Code), to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of such shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Company may prescribe. The Company may, in its discretion, hold the stock certificate to which such employee is otherwise entitled upon the exercise of an option as security for the payment of any such withholding tax liability, until cash sufficient to pay that liability has been received or accumulated.

                           14.2 Payment in Shares. An employee may elect to have
                  such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of a Nonqualified Option a number of shares with an aggregate fair market value (as defined in Section 5.3 hereof determined as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due for federal and state purposes with respect to such exercise, or (ii) transferring to the Company mature shares (as defined in Section 6.2) of Common Stock owned by the employee with an aggregate fair market value (as defined in Section 5.3 hereof determined as of the date the withholding is effected) that would satisfy the withholding amount due.

         Executed effective as of the date set forth above.

                                       ABINGTON BANCORP, INC.


                                       By:  /s/ JAMES K. HUNT
                                            -----------------------------------
                                            James K. Hunt
                                            Executive Vice President and
                                            Chief Finanical Officer


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